Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Ron Mills
VP of Finance and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE
For Immediate Release
COMSTOCK RESOURCES, INC. REPORTS
FIRST QUARTER 2021 FINANCIAL AND OPERATING RESULTS
FRISCO, TEXAS, May 4, 2021 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter ended March 31, 2021.
Highlights of 2021's First Quarter
•Adjusted net income to common stockholders was $63 million for the quarter or $0.25 per diluted share.
•Production averaged 1,281 MMcfe per day, comprised of 98% natural gas, and was 6% higher than the fourth quarter of 2020.
•Average realized price, including hedging, was $2.88 per Mcfe compared to $2.16 per Mcfe in 2020's first quarter.
•Revenues, including realized hedging losses, were $332 million, 22% higher than 2020's first quarter.
•Adjusted EBITDAX was $262 million, 30% higher than 2020's first quarter.
•Operating cash flow (excluding working capital changes) was $207 million or $0.75 per diluted share.
•All-in first quarter capital spending was $169 million, including $6 million for leasing activities.
•Free cash flow after preferred dividends in the first quarter was $33 million.
•In March, Comstock refinanced approximately $1.15 billion of senior notes, which saves the Company $19.5 million in annual cash interest payments and extends Comstock's weighted average senior notes maturity from 4.9 years to 6.7 years.
•In April, Comstock's $1.4 billion borrowing base was reaffirmed by its bank group.
First Quarter 2021 Financial Results
Revenues reported for the first quarter of 2021 totaled $340 million (excluding realized losses on hedging of $8 million). Net cash provided by operating activities (including changes in working capital) was $193 million, and the Company reported a net loss available to common stockholders for the first quarter of $138 million ($0.60 per share). The net loss in the quarter included a $239 million pre-tax loss on the early retirement of the senior notes and a $13 million unrealized loss on hedging contracts. Excluding these items and certain other unusual items, adjusted net income available to common stockholders was $63 million, or $0.25 per diluted share.

Comstock's production cost per Mcfe in the first quarter was $0.60 per Mcfe, which was comprised of $0.26 for gathering and transportation costs, $0.21 for lease operating costs, $0.08 for production and other taxes and $0.05 for cash general and administrative expenses. Production cost was also $0.60 per Mcfe in the fourth quarter of 2020 and $0.56 per Mcfe in the first quarter of 2020. Comstock's unhedged operating margin was 79% in the first quarter of 2021. Comstock has one of the lowest producing cost structures in its sector creating one of the highest margins among public natural gas companies.
First Quarter 2021 Drilling Results
Comstock drilled 21 (19.0 net) operated horizontal Haynesville/Bossier shale wells in the first quarter which had an average lateral length of 7,351 feet. Comstock also participated in an additional four (0.6 net) non-operated Haynesville shale wells in the quarter. Comstock turned 14 (9.5 net) wells to sales in the quarter and expects to turn an additional 17 wells (15.3 net) to sales in the second quarter of 2021.
Since its last operational update in February, Comstock has turned 13 (11.5 net) new operated Haynesville/Bossier shale wells to sales. These wells had initial daily production rates of 19 MMcf to 32 MMcf per day, with an average of 25 MMcf per day. The completed lateral length of these wells averaged 8,132 feet.
Other Matters
Comstock also announced today that it has partnered with BJ Energy Solutions to deploy BJ's next generation fracturing fleet, which is fueled by 100% natural gas, in its Haynesville shale development program in early 2022. BJ's TITANTM solution will make a substantial contribution toward Comstock's greenhouse gas emission reduction goals while also improving well economics. BJ's TITAN fleet supports the reduction of greenhouse gas emissions while also creating efficiencies including reduced operating costs, improved mobility, smaller well pad sites, and improved operational reliability. The Company's three year contract with BJ locks in current completion rates while providing additional cost saving efficiencies, all while reducing the environmental impact of Comstock's future well completions.
Earnings Call Information
Comstock has planned a conference call for 10:00 a.m. Central Time on May 5, 2021, to discuss the first quarter of 2021 operational and financial results. Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live webcast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 6891538 when prompted. If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com. The web replay will be available for approximately one week. A replay of the conference call will be available beginning at 1:00 p.m. CT May 5, 2021 and will continue until 1:00 p.m. May 12, 2021. To hear the replay, call 855-859-2056 (404-537-3406) if calling from outside the US). The conference call access code is 6891538.
This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.
Comstock Resources, Inc. is a leading independent natural gas producer with operations focused on the development of the Haynesville shale in North Louisiana and East Texas. The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Natural gas sales	$323,960	$207,239
Oil sales	16,525	18,639
Total oil and gas sales	340,485	225,878
Operating expenses:
Production and ad valorem taxes	9,652	8,401
Gathering and transportation	29,458	28,411
Lease operating	24,563	25,878
Exploration	—	27
Depreciation, depletion and amortization	109,128	110,425
General and administrative	8,028	8,719
Loss (gain) on sale of assets	(70)	—
Total operating expenses	180,759	181,861
Operating income	159,726	44,017
Other income (expenses):
Gain (loss) from derivative financial instruments	(21,749)	61,899
Other income	281	313
Interest expense	(63,811)	(52,810)
Loss on early retirement of debt	(238,539)	—
Total other income (expenses)	(323,818)	9,402
Income (loss) before income taxes	(164,092)	53,419
Benefit from (provision for) income taxes	29,967	(11,391)
Net income (loss)	(134,125)	42,028
Preferred stock dividends and accretion	(4,315)	(12,072)
Net income (loss) available to common stockholders	$(138,440)	$29,956

Net income (loss) per share:
Basic	$(0.60)	$0.16
Diluted	$(0.60)	$0.15
Weighted average shares outstanding:
Basic	231,377	188,916
Diluted	231,377	285,166

COMSTOCK RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$77,435	$30,272
Accounts receivable	152,818	145,786
Derivative financial instruments	4,627	8,913
Other current assets	9,163	14,839
Total current assets	244,043	199,810
Property and equipment, net	4,144,446	4,084,550
Goodwill	335,897	335,897
Derivative financial instruments	3,524	661
Operating lease right-of-use assets	7,201	3,025
Other assets	37	40
	$4,735,148	$4,623,983

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$280,696	$259,284
Accrued costs	89,923	133,019
Operating leases	2,145	2,284
Derivative financial instruments	60,820	47,005
Total current liabilities	433,584	441,592
Long-term debt	2,800,478	2,517,149
Deferred income taxes	170,433	200,583
Derivative financial instruments	198	2,364
Long-term operating leases	5,068	740
Reserve for future abandonment costs	19,915	19,290
Other non-current liabilities	479	492
Total liabilities	3,430,155	3,182,210
Mezzanine equity:
Preferred stock	175,000	175,000
Stockholders' equity:
Common stock	116,206	116,206
Additional paid-in capital	1,097,044	1,095,384
Accumulated earnings (deficit)	(83,257)	55,183
Total stockholders' equity	1,129,993	1,266,773
	$4,735,148	$4,623,983

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per unit amounts)

	Three Months Ended March 31,
	2021	2020
Gas production (MMcf)	113,293	122,786
Oil production (Mbbls)	326	454
Total production (MMcfe)	115,246	125,513

Natural gas sales	$323,960	$207,239
Natural gas hedging settlements (1)	(7,490)	43,005
Total natural gas including hedging	316,470	250,244
Oil sales	16,525	18,639
Oil hedging settlements (1)	(918)	2,410
Total oil including hedging	15,607	21,049
Total oil and gas sales including hedging	$332,077	$271,293

Average gas price (per Mcf)	$2.86	$1.69
Average gas price including hedging (per Mcf)	$2.79	$2.04
Average oil price (per barrel)	$50.69	$41.01
Average oil price including hedging (per barrel)	$47.87	$46.31
Average price (per Mcfe)	$2.95	$1.80
Average price including hedging (per Mcfe)	$2.88	$2.16

Production and ad valorem taxes	$9,652	$8,401
Gathering and transportation	29,458	28,411
Lease operating	24,563	25,878
Cash general and administrative (2)	6,338	7,289
Total production costs	$70,011	$69,979

Production and ad valorem taxes (per Mcfe)	$0.08	$0.06
Gathering and transportation (per Mcfe)	0.26	0.23
Lease operating (per Mcfe)	0.21	0.21
Cash general and administrative (per Mcfe)	0.05	0.06
Total production costs (per Mcfe)	$0.60	0.56

Unhedged operating margin	79%	69%
Hedged operating margin	79%	74%

Oil and Gas Capital Expenditures:
Exploratory leasehold	$5,776	$—
Development leasehold	4,056	3,881
Development drilling and completion	155,239	122,058
Other development	3,780	4,561
Total	$168,851	$130,500

(1)Included in gain (loss) from derivative financial instruments in operating results.
(2)Excludes stock-based compensation.

COMSTOCK RESOURCES, INC.
NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS:
Net income (loss) available to common stockholders	$(138,440)	$29,956
Loss on early retirement of debt	238,539	—
Unrealized (gain) loss on derivative financial instruments	13,072	(16,483)
Non-cash interest amortization from adjusting debt assumed in acquisition to fair value	4,927	5,255
Gain on sale of oil and gas properties	(70)	—
Impairment of unevaluated oil and gas properties	—	27
Non-cash accretion from adjusting preferred stock issued in acquisition to fair value	—	2,500
Adjustment to (provision) benefit for income taxes	(54,771)	2,388
Adjusted net income available to common stockholders (1)	$63,257	$23,643
Adjusted net income available to common stockholders per share	$0.25	$0.12
Diluted shares outstanding	275,127	285,166

ADJUSTED EBITDAX:
Net income (loss)	$(134,125)	$42,028
Interest expense	63,811	52,810
Income taxes	(29,967)	11,391
Depreciation, depletion, and amortization	109,128	110,425
Exploration	—	27
Unrealized (gain) loss from derivative financial instruments	13,072	(16,483)
Stock-based compensation	1,690	1,430
Loss on early retirement of debt	238,539	—
Gain on sale of assets	(70)	—
Total Adjusted EBITDAX (2)	$262,078	$201,628

(1)Adjusted net income available to common stockholders is presented because of its acceptance by investors and by Comstock management as an indicator of the Company's profitability excluding loss on early retirement of debt, non-cash unrealized gains and losses on derivative financial instruments and other unusual items.
(2)Adjusted EBITDAX is presented in the earnings release because management believes that adjusted EBITDAX, which represents Comstock's results from operations before interest, income taxes, and certain non-cash items, including loss on early retirement of debt, depreciation, depletion and amortization and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts.

COMSTOCK RESOURCES, INC.
NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended March 31,
	2021	2020
OPERATING CASH FLOW(1):
Net income (loss)	$(134,125)	$42,028
Reconciling items:
Loss on early retirement of debt	238,539	—
Deferred income taxes (benefit)	(30,150)	11,330
Depreciation, depletion and amortization	109,128	110,425
Unrealized (gain) loss from derivative financial instruments	13,072	(16,483)
Amortization of debt discount and issuance costs	8,489	7,199
Stock-based compensation	1,690	1,430
Exploration	—	27
Gain on sale of assets	(70)	—
Operating cash flow	206,573	155,956
Decrease (increase) in accounts receivable	(7,032)	54,297
Decrease (increase) in other current assets	4,778	(3,828)
Decrease in accounts payable and accrued expenses	(11,047)	(56,306)
Net cash provided by operating activities	$193,272	$150,119

	Three Months Ended March 31,
	2021	2020
FREE CASH FLOW(2):
Operating cash flow	$206,573	$155,956
Less:
Capital expenditures	(168,851)	(130,500)
Preferred dividends	(4,315)	(9,572)
Free cash flow	$33,407	$15,884

(1)Operating cash flow is presented in the earnings release because management believes it to be useful to investors as a common alternative measure of cash flows which excludes changes to other working capital accounts.
(2)Free cash flow is presented in the earnings release because management believes it to be a useful indicator of the Company's ability to internally fund acquisitions and debt maturities after capital expenditures and preferred dividend payments.